Exhibit 10.3
2024 Award Agreement
under the
Voya Financial, Inc.
2019 Omnibus Employee Incentive Plan

Grantee:

Grant Date: February 21, 2024

Restricted Stock Units Granted:

Performance Share Units Granted:

Article 1 - General
1.1 Capitalized terms used but not defined in this agreement (this “Agreement”) shall, unless the context otherwise requires, have the same definition as in the Voya Financial, Inc. 2019 Omnibus Employee Incentive Plan (the “Plan”). Unless otherwise stated or the context so requires, the singular shall be construed to mean the plural, and vice versa.

1.2 This Award is subject to the terms and conditions of the Plan and as set forth below in this Agreement. The provisions of this Agreement shall govern and prevail in the event of any conflict with the Plan. Any conflicting or inconsistent term of this Agreement shall be interpreted and implemented by the Committee in a manner consistent with the Plan.

1.3 Grantee has read the Plan and this Agreement, and accepts and agrees to the terms and conditions thereof and hereof.

Article 2 - Awards
2.1 Award of RSUs.

(a) Award. Grantee is hereby granted the number of restricted stock units (“RSUs,” and each an “RSU”) indicated above immediately adjacent to the caption “Restricted Stock Units Granted.” Each RSU represents a conditional right to receive one share of Common Stock, subject to Article 3.1(a).

(b) Grant Date. The grant date of this Award of RSUs is the date indicated above immediately adjacent to the caption “Grant Date” (the “Grant Date”).

(c) Consideration. No consideration is payable by Grantee in respect of this Award of RSUs.

2.2 Award of PSUs.

Exhibit 10.3
(a) Award. Grantee is hereby granted the number of performance share units (“PSUs,” and each a “PSU”) indicated above immediately adjacent to the caption

“Performance Share Units Granted”. Each PSU represents a conditional right to receive a number of shares of Common Stock subject, and determined according, to Article 3.1(b)(ii).

(b) Grant Date. The grant date of this Award of PSUs is the Grant Date.

(c) Consideration. No consideration is payable by Grantee in respect of this Award of PSUs.

Article 3 - Vesting and Delivery of Award

3.1 Scheduled Vesting Dates.

(a) Vesting of Awards of RSUs. Subject to Articles 3.2 and 3.4 below, this Award of RSUs will vest one-third on each of February 18, 2025, February 17, 2026 and February 16, 2027 (each, a “Vesting Date”), provided that Grantee is still Employed by the Company on such Vesting Date. Any fractional shares that would otherwise vest on a Vesting Date will vest on the last Vesting Date. In the event that there are any fractional shares on the final Vesting Date, the number of RSUs that vest on the final Vesting Date will be rounded up to the nearest whole share. As soon as practicable following each Vesting Date (but in any event no later than the end of the calendar year in which such Vesting Date occurs), one share of Common Stock shall be delivered to Grantee in respect of each RSU which vested on such Vesting Date.

(b) Vesting of Awards of PSUs.

(i) Subject to Articles 3.3 and 3.4 below, this Award of PSUs will vest on February 16, 2027 (the “PSU Vesting Date”), provided that Grantee is still Employed by the Company on the PSU Vesting Date. In the event that there are any fractional shares on the PSU Vesting Date, the number of PSUs that vest on the PSU Vesting Date will be rounded up to the nearest whole share.

(ii) As soon as practicable following the PSU Vesting Date (but in any event no later than March 15 of the calendar year in which the PSU Vesting Date occurs), a number of shares of Common Stock shall be delivered to Grantee in respect of each PSU that vested on the PSU Vesting Date equal to the number of such PSUs multiplied by a performance factor (a “Performance Factor”) applicable to the period beginning on January 1 of the year in which the Grant Date falls and ending on December 31 of the year immediately preceding the PSU Vesting Date (such period, the “Performance Period”). The Performance Factor for the Performance Period will be

Exhibit 10.3
determined based on the level of achievement, over the course of the Performance Period, of the performance goals set forth in Annex A hereto. Grantee understands and acknowledges that the Performance Factor may be zero if applicable minimum goals are not met, and that the Performance Factor may not exceed the maximum amount set forth in Annex A.

3.2 Termination of Employment – RSUs. If Grantee ceases to be Employed by the Company for any reason other than Cause (as such term is defined in the Employment Agreement, or if none, as defined in the Plan) prior to the last Vesting Date, then any unvested RSUs shall continue to vest, and shares of Common Stock will continue to be delivered, according to the schedule (and as otherwise) set forth in Article 3.1(a).

3.3 Termination of Employment – PSUs. If Grantee ceases to be Employed by the Company for any reason other than Cause (as such term is defined in the Employment Agreement, or if none, as defined in the Plan) prior to the PSU Vesting Date, then any unvested PSUs shall continue to vest, and shares of Common Stock will continue to be delivered, according to the schedule (and as otherwise) set forth in Article 3.1(b), and the number of shares of Common Stock to be delivered to Grantee in respect of each such vesting PSU will be determined in accordance with Article 3.1(b)(ii).

3.4 Change in Control or Termination of Employment – All Awards.

(a) In the event of a Change in Control, except as provided in Article 3.4(d) of this Agreement, the provisions of Section 3.6 of the Plan shall govern the treatment of this Award, which provisions shall supersede any provision of this Agreement (other than Article 3.4(d)) that is inconsistent with such Section 3.6; provided that (i) Section 3.6.1 of the Plan shall apply only if the Change in Control also constitutes a “change in control event” within the meaning of Treasury Regulations
§1.409A-3(i)(5), and (ii) any shares of Common Stock deliverable under Section
3.6.1 of the Plan shall comply with Article 5.1 below.

(b) Notwithstanding Articles 3.2 or 3.3, the Committee in its absolute discretion may consent to vest this Award in whole or in part to the extent that it may determine and considers reasonable.

(c) Other than as set forth in Articles 3.2 and 3.3, or this Article 3.4, any unvested RSUs or PSUs shall expire upon termination of Employment without consideration and Grantee shall have no further rights thereto. For the avoidance of doubt, if Grantee’s Employment is terminated for Cause (as such term is defined in the Employment Agreement or if none, as defined in the Plan), then this Award shall lapse immediately on the Termination Date and any unvested awards shall be forfeited.

Exhibit 10.3

(d) Notwithstanding the terms of this Agreement or the terms of Section 3.6 of the Plan, Section 6(i) of the Employment Agreement shall govern the treatment of the Award evidenced by this Agreement, to the extent that such Section 6(i) provides for treatment of such Award that is inconsistent with the terms of this Agreement or Section 3.6 of the Plan.

(e) The vesting of any RSU or PSU, and the delivery of any shares of Common Stock, pursuant to Articles 3.2 or 3.3 hereof shall be conditioned on Grantee’s compliance with the conditions set forth in Section 6(g) of the Employment Agreement, and no such RSUs or PSUs shall vest, and no such shares of Common Stock shall be delivered, if such conditions are not satisfied. Notwithstanding the foregoing, Grantee shall not be required to comply with the conditions set forth in Section 6(g) of the Employment Agreement in the event of Grantee’s termination of Employment due to death or Disability (as such term is defined in the Employment Agreement, or if none, as defined herein).

Article 4 - Company Policies/Insider Trading Laws
4.1 Compensation Recoupment Pursuant to Company Policy(ies) /Applicable Law. This grant is made expressly subject to the Voya Financial Compensation Recoupment Policy (which is available on the Voya Intranet) and/or any similar policy(ies), as in effect from time to time (the “Compensation Recoupment Policies”). Notwithstanding any other provision of this Agreement to the contrary, any shares of Common Stock issued (and/or cash received) hereunder, and/or any amount received with respect to any sale of any such shares, shall be subject to potential recovery or other action in accordance with the terms of the Compensation Recoupment Policies. Grantee agrees and consents to the Company’s application, implementation and enforcement of (a) the Compensation Recoupment Policies and (b) any provision of applicable law relating to recovery of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policies (as applicable to Grantee) or applicable law without further consent or action being required by Grantee. To the extent that the terms of this Agreement and the Policy(ies) conflict, then the terms of such policy(ies) shall prevail.

4.2 Insider Trading Laws/Personal Trading Policy. By accepting this Award, Grantee acknowledges that Grantee is aware of the restrictions imposed by the United States securities laws (“Insider Trading Laws”) that prohibit transactions, whether direct or indirect and whether a purchase, acquisition, sale, or other disposition, in the Company’s securities (including, without limitation, shares, RSUs and other rights linked to the value of shares) during such times as Grantee is deemed to have material non-public information regarding the Company. Grantee also acknowledges that Insider Trading Laws prohibit the disclosure of material non-public information regarding the Company to any person who may trade on the basis of such information (commonly known as “tipping”). Grantee acknowledges that these restrictions are applicable for such time as Grantee has material non-public information regarding the Company, including after termination of employment or service, and agrees that

Exhibit 10.3
Grantee will comply with all applicable Insider Trading Laws. The Company will not be responsible for Grantee’s compliance with Insider Trading Laws or liable for the failure on Grantee’s part to abide by such Insider Trading Laws. Any restrictions imposed by Insider Trading Laws are separate from and in addition to restrictions and procedures imposed by the Company’s Personal Trading Policy (which is available on the Voya Intranet). For the avoidance of doubt, Grantee acknowledges that Grantee has read the Company’s Personal Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Grantee acquires, purchases, sells, disposes of, or otherwise transacts in the Company’s securities.

Article 5 - Various
5.1 Compliance with U.S. Tax Law. Grantee understands and agrees that notwithstanding anything herein to the contrary, this Agreement, and this Award shall be administered in accordance with the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), including but not limited to Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, any adjustment of this Award shall be made in compliance with Section 409A of the Code. RSUs subject to this Award are intended to comply with, and PSUs subject to this Award are intended to be exempt from, Section 409A of the Code, and this Award will be administered and interpreted in accordance with that intent. In the event that Grantee is a “specified employee” (within the meaning of the Treasury Regulations §1.409A-1(i)) as of the date of Grantee’s “separation from service” (within the meaning of Treasury Regulations §1.409A-1(h)) and if, as a result, any shares of Common Stock cannot be delivered, or this Award cannot be paid or provided, in either case in the manner or at the time otherwise provided in Article 3, without subjecting Grantee to “additional tax,” interest or penalties under Section 409A of the Code, then such shares shall be delivered, or this Award will be paid or provided, on the first day of the seventh month following Grantee’s separation from service.

5.2 Delivery of Common Stock or Sale of Common Stock; Withholding.

(a) Except as otherwise provided above and notwithstanding anything in the Plan to the contrary, shares of Common Stock deliverable in respect of vested RSUs or PSUs shall be transferred to the brokerage account of Grantee. Grantee shall provide instructions to the Company and to the administrator of the brokerage account during the designated period(s) prior to the relevant Vesting Date or PSU Vesting Date, as applicable, regarding the retention or sale of all or a portion of the delivered shares of Common Stock, in accordance with the procedures established by the Company and the administrator of the brokerage account for the provision of such instructions.

(b) Grantee is ultimately liable and responsible for all taxes owed in connection with vested RSUs or PSUs, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the RSUs or PSUs. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of an RSU or PSU or the subsequent delivery or sale of shares of Common Stock issuable pursuant to the RSUs or PSUs. In all cases, however, the Company shall be entitled,

Exhibit 10.3
at its sole option, to withhold (at the market price of such shares at the time of delivery) shares of Common Stock from Grantee in order to satisfy all or a portion of any tax withholding or similar obligations associated with the vesting or delivery of such shares of Common Stock, and such withholding by the Company shall be effected in priority to any contrary default provision or instructions provided by Grantee. Notwithstanding anything herein to the contrary, in no event shall Grantee be permitted to directly or indirectly elect to accelerate payment in violation of Section 409A of the Code with respect to the RSUs or PSUs to satisfy any FICA tax withholding and related income tax withholding obligations as a result of vesting prior to the applicable delivery date.

5.3 Dividend Equivalent Rights. Grantee has, with respect to all RSUs and PSUs granted hereby, a conditional right to receive amounts equal to the regular cash dividends that would have been paid on the shares of Common Stock deliverable upon vesting of such RSUs and PSUs as if such shares of Common Stock had been delivered on the Grant Date. Such amounts will be paid in cash, without interest, subject to the same terms and conditions, including but not limited to those related to vesting, forfeiture, cancellation and payment, as apply to such RSUs and PSUs. Grantee will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified herein.

Article 6 - Governing Law and Jurisdiction
6.1 Governing Law and Jurisdiction. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York. The Company and Grantee irrevocably submit, in respect of any suit, action or proceeding arising out of or relating to or concerning the Plan or the interpretation or enforcement of this Agreement, to the exclusive jurisdiction of any state or federal court located in New York, New York and to be bound by the provisions of Section 3.16 of the Plan.

6.2 Partial Invalidity. The parties expressly agree that the invalidity or unenforceability of an Article or Articles of this Agreement shall not affect the validity or enforceability of any other Article of this Agreement and that the remainder of this Agreement will remain in full effect. Any such invalid or unenforceable Article shall be replaced or be deemed to be replaced by a provision that is considered to be valid and enforceable. The interpretation of the replacing Article shall be as close as possible to the intent of the invalid or unenforceable Article.

Article 7 - Grantee Covenants
7.1 In consideration of the Award granted under this Agreement, Grantee agrees to abide by the provisions of Section 7 of the Employment Agreement.

7.2 Grantee acknowledges that Grantee’s agreement to abide by the covenants set forth in Section 7 of the Employment Agreement is a material inducement for the Company to make the Award granted under this Agreement.

Article 8 - Definitions
8.1 “Employment Agreement” shall mean the Amended and Restated Employment Agreement, dated as of July 6, 2022, between Voya Financial, Inc. and Grantee.

Exhibit 10.3

8.2 “Termination Date” shall mean the date upon which Grantee’s Employment with the Company terminates.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has signed this Agreement effective as of the date first written above.

VOYA FINANCIAL, INC.

Name:
Title:

GRANTEE